UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2021

ORTHOFIX MEDICAL INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-19961	98-1340767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3451 Plano Parkway Lewisville, Texas		75056
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 937-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.10 par value per share	OFIX	Nasdaq Global Select Market

Item 5.03.	Amendments to Articles of Incorporation by Bylaws; Change in Fiscal Year.

On January 28, 2021, the Board of Directors (“Board”) of Orthofix Medical Inc. (the “Company”) amended the Company’s Bylaws (the “Bylaws”) to implement director majority voting in the election of directors in uncontested elections and a mechanism for consideration of the resignation of an incumbent director who does not receive a majority of the votes cast in an uncontested election. Previously, the Bylaws provided that directors in uncontested elections would be elected upon the affirmative vote of a plurality of shares present in person or represented by proxy at the meeting and entitled to vote in such election. As revised, the Bylaws now provide that directors in an uncontested election will be elected if they receive more votes “for” their election than are cast “against” their election.

In contested elections where (i)(A) the Secretary of the Company receives a notice that a stockholder has nominated a person for election to the Board in compliance with the advance notice requirements for stockholder nominees for directors set forth in the Bylaws or otherwise becomes aware that a stockholder has nominated a person for election to the Board and (B) such nomination has not been withdrawn by such stockholder on or prior to the third business day next preceding the date the Company first mails its notice of meeting for such meeting to the stockholders or (ii) the number of nominees for election to the Board at such meeting exceeds the number of directors to be elected, the voting standard for the election of directors will be a plurality of votes represented in person or by proxy at any such meeting and entitled to vote on the election of directors. In addition, under the amended Bylaws, if an incumbent director is nominated in an uncontested election, the director nominee is required, as a condition of the director’s nomination, to submit a conditional and irrevocable letter of resignation to the Chairman of the Board. If an incumbent director nominee does not receive a majority of the votes cast, the Nominating and Governance Committee of the Board will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Nominating and Governance Committee’s recommendation and publicly disclose its decision and the rationale behind the decision within 90 days from the date of certification of the election results. The director whose resignation is being considered will not participate in the recommendation of the Nominating and Governance Committee or the Board’s decision.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits
3.1	Bylaws, as amended.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orthofix Medical Inc.
By:	/s/ Kimberley A. Elting
Kimberley A. Elting Chief Legal and Development Officer

Date: January 29, 2021